UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Entravision Communications Corporation (the “Company”) approved awards of restricted stock units to employees of the Company, including the Company’s chief executive officer and certain named executive officers, effective as of March 14, 2008. The restricted stock units were awarded under the Company’s 2004 Equity Incentive Plan, and each unit will entitle the recipient to receive one share of the Company’s Class A common stock for each restricted stock unit when the applicable vesting requirements are satisfied. The restricted stock units vest as follows: (i) 40% on January 1, 2010, provided the recipient is employed by the Company on such date; (ii) 40% on January 1, 2012, provided the recipient is employed by the Company on such date; and (iii) 20% upon the Company’s achievement of certain consolidated adjusted EBITDA (pro forma as defined by the Committee) goals for fiscal year 2008, provided the recipient is employed by the Company on March 31, 2009. A copy of the form Restricted Stock Unit Award that will be used to evidence the awards made to the executive officers is incorporated by reference from our Current Report on Form 8-K, filed with the SEC on March 2, 2007.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1 Form Restricted Stock Unit Award (1)†

†	Management contract or compensatory plan, contract or arrangement.
(1)	Incorporated by reference from our Current Report on Form 8-K, filed with the SEC on March 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: March 18, 2008	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive
Officer